Exhibit 10.1(b)

FIFTH AMENDMENT TO SECOND AMENDED
AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of April 14, 2004, is among CAL-MAINE FOODS, INC. (“Borrower”), FIRST SOUTH FARM CREDIT, ACA (“First South”), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH, as administrative agent for itself and the other Banks (in such capacity, the “Administrative Agent” and individually, herein “Rabobank”), and HARRIS TRUST AND SAVINGS BANK (“Harris” and collectively with Rabobank and First South, herein the “Banks”).

RECITALS:

A.     Borrower, the Administrative Agent, and the Banks have entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of February 6, 2002 (such Second Amended and Restated Revolving Credit Agreement, as the same has been amended, and as the same may be further amended or otherwise modified, herein referred to as the “Revolving Credit Agreement”).

B.     Borrower and Guarantors have requested that the Revolving Credit Agreement be amended as herein set forth and the Administrative Agent and the Banks have agreed to such an amendment on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

Definitions

        Definitions.        Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Revolving Credit Agreement.

Amendments

        Amendment to Section 5.02(b) — Interest. The last sentence of Section 1.05(b) of the Revolving Credit Agreement is amended in its entirety to read as follows: Notwithstanding the foregoing: (a) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; and (b) if the Borrower fails to select the duration of any Interest Period, the duration of such Interest Period shall be three (3) months.

        Amendment to Section 2.01 — Repayment. Section 2.01 of the Revolving Credit Agreement is amended in its entirety to read as follows: Section 2.01 Repayment. The Borrower shall pay to the Administrative Agent at the Principal Office for the account of the Banks the aggregate unpaid principal amount of all Advances on the Termination Date in accordance with the terms of the Notes and this Agreement.

        Amendment to Section 2.05 — Sharing of Payments, etc. The phrase “Subject to compliance with Section 2.6 of the Intercreditor Agreement” contained in the first sentence of, and the last two sentences of, Section 2.05 of the Revolving Credit Agreement are deleted therefrom.

        Amendment to Section 5.01(i)(iii) — Tangible Net Worth. Section 5.01(i)(iii) of the Revolving Credit Agreement is amended in its entirety to read as follows: (iii) from and including February 28, 2004 and at all times thereafter, (A) Ninety Million Dollars ($90,000,000) plus (B) forty five percent (45%) of Borrower’s cumulative net income determined on a consolidated basis in accordance with GAAP for each Fiscal Year to have completely elapsed as of the date of determination, commencing with the Fiscal Year ending May 28, 2005.

        Amendment to Section 5.01(i) — Total Funded Debt to Total Capitalization. The first sentence of Section 5.01(i) of the Revolving Credit Agreement is amended in its entirety to read as follows: Not at any time permit the ratio of Total Funded Debt to Total Capitalization to exceed: (i) 70%, during the period beginning on March 2, 2003 and continuing through February 27, 2004 and (ii) 55%, during the period from and including February 28, 2004 and at all times thereafter.

        Amendment to Section 5.02(b)(i) — Dividends, etc. Section 5.02(b)(i) of the Revolving Credit Agreement is amended in its entirety to read as follows:

        (i)        as long as no Event of Default or event that with the giving of notice or lapse of time or both would be an Event of Default exists or would result, declare and pay quarterly dividends on its common stock in an aggregate amount not to exceed $325,000 per calendar quarter; and

        Amendment to Section 6.01(c) — Events of Default. Section 6.01(c) of the Revolving Credit Agreement is amended in its entirety to read as follows:

        (c)        Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after its occurrence.

        Amendment to Section 7.01 — Definitions and Accounting Terms. The definition of the terms “Collateral,” “Collateral Documents,” “Intercreditor Agreement,” “Loan Documents,” “Repayment Date” and “Termination Date” set forth in Section 7.01 of the Revolving Credit Agreement are amended in their respective entirety to read as follows:

“Collateral” means the “Revolving Collateral” as defined in the Intercreditor Agreement.
“Collateral Documents” means the “Revolving Security Documents”as defined in the Intercreditor Agreement.
“Intercreditor Agreement” has the meaning specified in the Recitals hereto. The term “Intercreditor Agreement”includes that certain Third Amended and Restated Intercreditor Agreement dated as of February 20, 2004 among Agent, the Banks and the Noteholders as consented and agreed to by the Borrower and the Guarantors and as the same may be amended or otherwise modified. The Third Amended and Restated Intercreditor Agreement amended and restated in its entirety, the Second Amended and Restated Intercreditor Agreement described in the Recitals hereto.
“Loan Documents” means this Agreement (as it may be amended or otherwise modified from time to time), the Notes, the Amended Guaranty Agreement, the Consolidated Security Agreement, the Intercreditor Agreement, and all other certificates and documents delivered by the Borrower or its Subsidiaries hereunder or under the terms of any of the foregoing documents.
“Repayment Date” means the Termination Date.
“Termination Date” means December 31, 2005 or the date of the earlier termination in whole of the Revolving Credit Commitment pursuant to Sections 1.04 or 6.02.

        Amendment to Section 9.05 — Right of Set-off. The phrase “and subject to the terms of the Intercreditor Agreement” contained in the first sentence of Section 9.05 of the Revolving Credit Agreement is deleted therefrom.

        Amendment to Section 9.09 — Security. Section 9.09 of the Revolving Credit Agreement is amended in its entirety to read as follows: Section 9.09 Security. The obligations of the Borrower under this Agreement are guaranteed by the Amended Guaranty Agreement and secured by the Consolidated Security Agreement.

        Amendment to Exhibit – Compliance Certificate. Exhibit C to the Revolving Credit Agreement is amended in its entirety to read as set forth on Exhibit A hereto.

Conditions Precedent

        Conditions.        The effectiveness of Article I1 of this Amendment is subject to the satisfaction of the following conditions precedent:

        (a) The Administrative Agent shall have received the Third Amended and Restated Intercreditor Agreement in substantially the form of Exhibit B hereto, executed by all the parties thereto including the Borrower and the Guarantors;

        (b)     The Administrative Agent shall have received such additional documentation and information as they or their legal counsel may request;

        (c)     The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

        (d)     No Event of Default shall have occurred and shall be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be such an Event of Default; and

        (e)     All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.

Ratifications, Representations and Warranties

        Ratifications.        The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Revolving Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Documents (including all amendments thereto which include, without limitation, that certain First Amendment and Waiver to Second Amended and Restated Revolving Credit Agreement dated October 14, 2002, that certain Second Amendment to Second Amended and Restated Revolving Credit Agreement dated January 31, 2003, that certain Third Amendment to Second Amended and Restated Revolving Credit Agreement dated September 12, 2003 and that certain Fourth Amendment to Second Amended and Restated Revolving Credit Agreement dated December 1, 2003 (collectively, the “Previous Amendments”) are ratified and confirmed and shall continue in full force and effect. The liens, security interests, and assignments created and evidenced by the Loan Documents are valid and existing liens, security interests, and assignments of the respective priority recited in the Loan Documents. Each of the parties hereto agrees that: (i) the Loan Documents, as amended hereby and by the Previous Amendments, shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms and (ii) this Amendment is a Loan Document as such term is defined in and used in the Revolving Credit Agreement and the other Loan Documents.

        Representations and Warranties. To induce the Administrative Agent and the Banks to modify the Revolving Credit Agreement as herein set forth, Borrower and each Guarantor represents and warrants to the Administrative Agent and the Banks that:

        (a)     The representations and warranties of Borrower and each Guarantor contained in the Loan Documents, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof;

        (b)     No Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and the Borrower and each Guarantor is in full compliance with all covenants and agreements binding on them contained in the Loan Documents, as amended hereby; and

        (c)     AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS, RIGHTS OF RECOUPMENT OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, RIGHTS OF RECOUPMENT OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

Miscellaneous

        Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Bank or any closing shall affect the representations and warranties or the right of the Administrative Agent and each Bank to rely upon them.

        Reference to Revolving Credit Agreement. Each of the Loan Documents are hereby amended so that any reference in such Loan Documents to the Revolving Credit Agreement shall mean a reference to the Revolving Credit Agreement, as amended hereby.

        Severability.        Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except neither Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

        Counterparts.        This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Bank to or for any breach of or deviation from any covenant, condition, or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty.

        Headings.        The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. Executed as of the date first written above.

CAL-MAINE FOODS, INC.
By:
B.J. Raines Vice President of each Company

COOPERATIEVE CENTRALE RAIFFEISEN-BOBRENLEENBANK B.A. "RABOBANK NEDERLAND," NEW YORK BRANCH, as the Administrative Agent and a Bank
By:
Name:
Title:

By:
Name:
Title:

FIRST SOUTH FARM CREDIT, ACA
By:
Name:
Title:

HARRIS TRUST AND SAVINGS BANK
By:
Name:
Title:

GUARANTOR CONSENT

Each Guarantor: (i) consents and agrees to this FIFTH Amendment to Second Amended and Restated Revolving Credit Agreement; (ii) agrees that the Intercreditor Agreement, the Amended Guaranty Agreement and the Consolidated Security Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Guarantor enforceable against it in accordance with its terms; and (iii) agrees and acknowledges that the obligations, indebtedness and liability secured or guaranteed by the Amended Guaranty Agreement and the Consolidated Security Agreement m which it is a party include the “Obligations” as defined in the Second Amended and Restated Revolving Credit Agreement, as amended by this Amendment.

GUARANTORS CAL-MAINE FARMS, INC. SOUTHERN EQUIPMENT DISTRIBUTORS, INC. SOUTH TEXAS APPLICATORS, INC.
By:
B.J. Raines, Vice President of each of the forgoing companies

CAL-MAINE PARTNERSHIP, LTD.
By:	Cal-Maine Foods, Inc., its general partner
By:
B.J. Raines, Vice President

CMF OF KANSAS - LLC
By:	Cal-Maine Foods, Inc., its general partner
By:
B.J. Raines, Vice President